Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contact:
June 2, 2026	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Verizon announces extension of early participation date and early results of its private exchange offers and consent solicitations for 11 series of notes open to certain investors

NEW YORK, N.Y. - Verizon Communications Inc. (“Verizon”) (NYSE, Nasdaq: VZ) today announced that the early participation date has been extended until 5:00 p.m. (New York City time) on June 16, 2026 (the “Extended Early Participation Date”), with respect to its previously announced (i) offers to exchange (the “Exchange Offers”), on behalf of certain of its wholly-owned subsidiaries, any and all of the outstanding series of debt securities listed below (the “Old Notes”) for specified series of newly issued notes of Verizon (collectively, the “New Notes”) on the terms and subject to the conditions set forth in the Exchange Offer and Consent Solicitation Statement dated May 11, 2026 (the “Exchange Offer and Consent Solicitation Statement” and, together with the accompanying letter of transmittal (the “Letter of Transmittal”) and eligibility letter, the “Exchange Offer Documents”) and (ii) solicitations of consents (the “Consent Solicitations”), on behalf of such subsidiaries, to the proposed amendments to the indentures governing the Old Notes (the “Existing Indentures”) in order to, among other things, eliminate certain of the restrictive covenants and other provisions contained therein, on the terms and subject to the conditions set forth in the Exchange Offer

Documents. Accordingly, the Extended Early Participation Date will occur at the same time the Exchange Offers and Consent Solicitations are scheduled to expire. Eligible Holders (as defined below) who validly tender their Old Notes at or prior to the Extended Early Participation Date and whose Old Notes are accepted by Verizon will be eligible to receive the Total Consideration (as defined in the Exchange Offer and Consent Solicitation Statement), which includes the Early Participation Payment (as defined in the Exchange Offer and Consent Solicitation Statement). The deadline to validly withdraw tenders (and validly revoke the related consents) of Old Notes was not modified by Verizon, and expired with respect to all series of Old Notes at 5:00 p.m. (New York City time) on June 1, 2026. Verizon today also announced the early participation results, as of 5:00 p.m. (New York City time) on June 1, 2026 (the “Original Early Participation Date”), of the Exchange Offers and Consent Solicitations.

Verizon was advised by Global Bondholder Services Corporation, as the Information Agent and the Exchange Agent, that as of the Original Early Participation Date, the aggregate principal amounts of the Old Notes (and the related consents) specified in the table below were validly tendered and not validly withdrawn with respect to the Exchange Offers and Consent Solicitations:

CUSIP Number	Subsidiary Issuer(1)	Title of Security	Principal Amount Outstanding	Aggregate Principal Amount Tendered as of the Original Early Participation Date	Percentage of Principal Amount Outstanding Tendered as of the Original Early Participation Date
362333AH9	Frontier Florida LLC	6.860% Debentures due 2028	$282,289,000	$2,719,000	0.96%
362337AK3	Frontier North Inc.	6.730% Debentures, Series G due 2028	$200,000,000	$8,364,000	4.18%
020039AJ2	Alltel Corporation	6.800% Debentures due 2029	$38,098,000	$600,000	1.57%
165087AL1	Verizon Virginia LLC	8.375% Debentures due 2029	$8,993,000	$3,595,000	39.98%
165069AP0	Verizon Maryland LLC	8.000% Debentures due 2029*	$19,981,000	$4,875,000	24.40%
645767AW4	Verizon New Jersey Inc.	7.850% Debentures due 2029	$44,704,000	$10,170,000	22.75%
644239AY1	Verizon New England Inc.	7.875% Debentures due 2029*	$133,077,000	$69,235,000	52.03%
165069AQ8	Verizon Maryland LLC	8.300% Debentures due 2031	$21,111,000	$4,115,000	19.49%
252759AM7	Verizon Delaware LLC	8.625% Debentures due 2031	$2,381,000	$2,045,000	85.89%
020039DC4	Alltel Corporation	7.875% Senior Notes due 2032	$55,847,000	$32,027,000	57.35%
92344WAB7	Verizon Maryland LLC	5.125% Debentures due 2033	$139,085,000	$19,535,000	14.05%

(1)	See Annex A of the Exchange Offer and Consent Solicitation Statement for a list of original issuers, as applicable.

*

Denotes a series of Old Notes, a portion of which is held in physical certificated form (such portion, the “Certificated Notes”) and is not held through The Depository Trust Company (“DTC”). Such Certificated Notes may only be tendered in accordance with the terms and conditions of the Letter of Transmittal. With respect to the Certificated Notes, all references to the Exchange Offer and Consent Solicitation Statement herein shall also include the Letter of Transmittal.

Verizon today also announced the amendment of certain terms and early participation results of its separate, previously announced cash tender offers, for its own account and on behalf of certain of its wholly-owned subsidiaries, to purchase 20 series of outstanding notes, including the Old Notes, and consent solicitations for 11 series of outstanding notes representing the Old Notes, on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 11, 2026.

Consents delivered for a series of Old Notes in connection with the Exchange Offers will be cumulated with the consents delivered for such series of Old Notes in connection with the separate cash tender offers. The cash tender offers and consent solicitations are separate and distinct from the Exchange Offers and Consent Solicitations, and neither the Exchange Offers and Consent Solicitations nor the separate cash tender offers and consent solicitations are conditioned upon the consummation of the other such offer. An Eligible Holder will only be able to tender Old Notes within a series into either the Exchange Offer or the concurrent cash tender offer, as the same Old Notes cannot be tendered into more than one tender offer at the same time through ATOP.

The Exchange Offers and Consent Solicitations will each expire at 5:00 p.m. (New York City time) on June 16, 2026 unless extended or earlier terminated by Verizon (such date and time with respect to an Exchange Offer and Consent Solicitation, as the same may be extended with respect to such Exchange Offer and Consent Solicitation, the “Expiration Date”).

The “Settlement Date,” if any, is the date on which Verizon will settle all Old Notes validly tendered and accepted for exchange, subject to all conditions having been satisfied or waived by Verizon. The Settlement Date is expected to be the third business day following the applicable Expiration Date, or June 22, 2026, unless extended with respect to any Exchange Offer and Consent Solicitation.

Each series of New Notes, if and when issued, will have the same economic terms as the corresponding series of Old Notes, including maturity date, interest rate, and interest payment dates, and will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Verizon will enter into a registration rights agreement with respect to the New Notes.

Only holders who have duly completed and returned an eligibility letter (which can be accessed at the following link: http://gbsc-usa.com/eligibility/verizon) certifying that they are either (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) located outside of the United States and who are “Non-U.S. qualified offerees” (as defined in the eligibility letter) are authorized to receive the Exchange Offer and Consent Solicitation Statement and to participate in the Exchange Offers and Consent Solicitations (each such holder, an “Eligible Holder”).

The Exchange Offers and Consent Solicitations are subject to the terms and conditions described in the Exchange Offer and Consent Solicitation Statement. Verizon reserves the right, subject to applicable law, to waive any and all conditions to any Exchange Offer and Consent Solicitation.

Except as set forth herein, all other terms, provisions and conditions of the Exchange Offers and Consent Solicitations will remain in full force and effect as set forth in the Exchange Offer Documents. There are no other modifications or extensions being made with respect to the Exchange Offers and Consent Solicitations other than those announced here.

Global Bondholder Services Corporation is acting as the Exchange Agent and Information Agent for the Exchange Offers and Consent Solicitations. Questions or requests for assistance related to the Exchange Offers and Consent Solicitations, including for assistance in completing an eligibility letter, or for additional copies of the Exchange Offer Documents may be directed to Global Bondholder Services Corporation at (855) 654-2015 (toll-free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations.

If Verizon terminates any Exchange Offer and Consent Solicitation with respect to one or more series of Old Notes, it will give prompt notice to the Exchange Agent or Information Agent, as applicable, and all Old Notes tendered pursuant to such terminated Exchange Offer and Consent Solicitation will be returned promptly to the tendering Eligible Holders thereof. With effect from such termination, any Old Notes blocked in DTC will be released.

Eligible Holders are advised to check with any bank, securities broker or other intermediary through which they hold Old Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that Eligible Holder to be able to participate in, or withdraw their instruction to participate in, the Exchange Offers and Consent Solicitations before the deadlines specified herein and in the Exchange Offer Documents. The deadlines set by any such intermediary and DTC for the submission and withdrawal of exchange instructions may be earlier than the relevant deadlines specified herein and in the Exchange Offer Documents.

This announcement is for informational purposes only. This announcement is not an offer to exchange or a solicitation of an offer to exchange any Old Notes. The Exchange Offers and Consent Solicitations are being made solely pursuant to the Exchange Offer Documents. The Exchange Offers and Consent Solicitations are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offers and Consent Solicitations to be made by a licensed broker or dealer, the Exchange Offers and Consent Solicitations will be deemed to be made on behalf of Verizon by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication and any other documents or materials relating to the Exchange Offers and Consent Solicitations have not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this announcement is not being distributed to, and must not be passed on to, persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply. Accordingly, this communication is only addressed to and directed at persons who are outside the United Kingdom and (i) persons falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)), or (ii) within Article 43 of the Financial Promotion Order, or (iii) high net worth companies and other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iv) to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on any document or material relating to the Exchange Offers and Consent Solicitations or any of their contents.

This communication and any other documents or materials relating to the Exchange Offers and Consent Solicitations are only addressed to and directed at persons in member states of the European Economic Area (the “EEA”), who are “Qualified Investors” within the meaning of Article 2(e) of Regulation (EU) 2017/1129. The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes, will be engaged in only with, Qualified Investors. The Exchange Offers are only available to Qualified Investors. None of the information in any document or material relating to the Exchange Offers and Consent Solicitations should be acted upon or relied upon in any member state of the EEA by persons who are not Qualified Investors.

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Cautionary Statement Regarding Forward-Looking Statements

In this communication Verizon has made forward-looking statements, including regarding the conduct and completion of the Exchange Offers and Consent Solicitations. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “assume,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “hope,” “intend,” “target,” “forecast,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated, including those discussed in the Exchange Offer and Consent Solicitation Statement under the heading “Risk Factors” and under similar headings in other documents that are incorporated by reference in the Exchange Offer and Consent Solicitation Statement. Eligible Holders are urged to consider these risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and Verizon undertakes no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. Verizon cannot assure you that projected results or events will be achieved.